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                     FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENTS

          THIS FOURTH AMENDMENT dated as of October 17, 1997 (this "FOURTH AMENDMENT") to the Note Purchase Agreements each dated July 7, 1995 is between CANDLE CORPORATION WORLDWIDE, INC., a Delaware corporation ("WORLDWIDE"), CANDLE CORPORATION OF AMERICA, a New York corporation ("CANDLE AMERICA"), PARTYLITE GIFTS, INC., a Delaware corporation ("PARTYLITE"; each of Worldwide, Candle America and PartyLite being referred to herein as a "PRIOR ISSUER" and collectively as the "PRIOR ISSUERS"), and BLYTH INDUSTRIES, INC., a Delaware corporation (the "PARENT"),and each of the institutions which is a signatory to this Fourth Amendment (collectively, the "NOTEHOLDERS").


                                      RECITALS:

          A. The Prior Issuers, the Parent and each of the Noteholders have heretofore entered into separate and several Note Purchase Agreements each dated July 7, 1995, as amended by the Amendment of Note Purchase Agreement dated as of June 30, 1996, Amendment No. 2 to Note Purchase Agreement dated as of December 13, 1996, Amendment No. 3 to Note Purchase Agreement dated as of March 10, 1997 (collectively, the "NOTE AGREEMENTS"). The Prior Issuers have heretofore issued pursuant to the Note Agreements $25,000,000 aggregate principal amount of their 7.54% Senior Notes due June 30, 2005 (the "NOTES"), all of which principal amount is presently outstanding. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.

          B. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreements unless herein defined or the context shall otherwise require.

          C. On the terms and conditions set forth in this Fourth Amendment, the Parent desires to assume all of the payment obligations of the Prior Issuers under the Note Agreements and the Notes pursuant to an Assumption Agreement (the "ASSUMPTION AGREEMENT") in the form of Exhibit A attached to this Fourth Amendment.
          D. The Prior Issuers are willing to guaranty unconditionally the obligations of the Parent under the Note Agreements and the Notes, pursuant to the Guaranty Agreements (the "Guaranty Agreements") in the form of Exhibit B attached to this Fourth Amendment, and to remain a party to the Note Agreements, all as set forth below. The Prior Issuers are Wholly-Owned Subsidiaries of the Parent.

          E. The Parent has requested that certain amendments be made to the Note Agreements.

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          F.   Each of the Noteholders is willing to (i) consent to the
consummation of the transactions contemplated by the Assumption Agreement, (ii) permit the assumption by the Parent of the obligations of the Prior Issuers under the Note Agreements and the Notes, provided that the Prior Issuers unconditionally guaranty the Parent's payment obligations and remain a party to the Note Agreements, pursuant to the terms and conditions contained herein and in the Guaranty Agreements, and (iii) amend the Note Agreements in certain respects as set forth herein.

          NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Fourth Amendment set forth in
Section 5 hereof, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Prior Issuers, the Parent and the Noteholders do hereby agree as follows:


SECTION 1 CONSENT TO ASSUMPTION.

          Subject to the terms and conditions of this Fourth Amendment, effective on the Fourth Amendment Closing Date (as defined below) the Noteholders hereby consent (a) to the assumption by the Parent of the Prior Issuers' payment obligations under the Note Agreements and the Notes pursuant to the Assumption Agreement and (b) (i) to the change in the Prior Issuers' status from the issuers of the Notes to unconditional guarantors of all payment obligations of the Parent under the Note Agreements and the Notes pursuant to the Guaranty Agreements it being understood that the Prior Issuers will remain party to, and be bound by the terms of, the Note Agreements in all other respects; and (ii) to the release of the Subsidiary Guarantors and termination of each of the Subsidiary Guaranties to which they are a party.


SECTION 2  AMENDMENTS TO NOTE AGREEMENTS.

          Effective on the Fourth Amendment Closing Date, each of the Note Agreements is hereby amended as follows:

          2.1  THE PARENT AS ISSUER.    For all purposes, unless otherwise
stated in this Fourth Amendment, (a) reference to the Company contained in the Note Agreements shall be deemed to mean the Parent (redundant usage of the term Parent caused by this Fourth Amendment shall be ignored, i.e., where the Note Agreements state "the Parent and the Company") and (b) reference to Issuers contained in the Note Agreements shall be deemed to mean the Prior Issuers.

          2.2 AMENDMENTS TO SECTION 5 - REPRESENTATIONS AND WARRANTIES OF THE ISSUERS AND THE PARENT.

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          (a)  AMENDMENTS TO SECTION 5.16.

               (i) The first line of Section 5.16(a) is hereby amended by deleting the phrase "Except as described therein,".

               (ii) The first line of Section 5.16(a) is hereby amended by deleting the phrase "SCHEDULE 5.16" and replacing such phrase with "SCHEDULE 10.2 attached to the Fourth Amendment".

               (iii) The third line of Section 5.16(a) is hereby amended by deleting the date "April 30, 1995," and replacing such date with October 17, 1997.".

               (iv) The third through fifth lines of Section 5.16(a) are hereby amended by deleting the phrase "since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Indebtedness of the Parent, the Issuers or their respective Subsidiaries except as set forth on
          Schedule 5.16.".

          2.3  AMENDMENTS TO SECTION 7 - INFORMATION AS TO PARENT AND COMPANY.

          (a)  AMENDMENTS TO SECTION 7.1.    The final proviso to Section
     7.1(a)(ii) and the final proviso to Section 7.1(b) are hereby deleted in their entirety.

          (b)  AMENDMENTS TO SECTION 7.2.

               (i) The preamble to Section 7.2 is hereby amended by deleting the phrase "and a Senior Financial Officer of the Company".

               (ii) The second line of Section 7.2(a) is hereby amended by deleting the phrase ", the Company and their," and replacing such phrase with "and its".

               (iii) The third and fourth lines of Section 7.2(b) are hereby amended by deleting the phrase ", each Issuer and their respective" and replacing such phrase with "and its".

               (iv) The ninth line of Section 7.2(b) is hereby amended by deleting the phrase ", any Issuer or any of their respective" and replacing such phrase with "or any of its".

               (v) The eleventh line of Section 7.2(b) is hereby amended by deleting the phrase "or any Issuer, as the case may be,".

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          (c)  AMENDMENTS TO SECTION 7.3.

               (i) Section 7.3 is hereby amended by deleting the use of the phrase "their respective", and replacing such phrase with "its".

               (ii) The second line of Section 7.3(a) is hereby amended by deleting the phrase "or the Issuers".

               (iii) The third line of Section 7.3(a) is hereby amended by deleting the phrase " and each Issuer".

               (iv) The fourth line of Section 7.3(a) and the second and eighth lines of Section 7.3(b) are hereby amended by deleting the phrase ", the Issuers".

               (v) The fifth line of Section 7.3(a) is hereby amended by deleting the phrase "and any Issuers'".

               (vi) The second line of Section 7.3(b) is hereby amended by deleting the term "Issuers" at the beginning of the second line and replacing it with the term "Parent".

               (vii) The sixth line of Section 7.3(b) is hereby amended by deleting the phrase "each of the Issuers and".

          2.4  AMENDMENTS TO SECTION 8 - PREPAYMENT OF THE NOTES.

          (a)  AMENDMENTS TO SECTION 8.1.

               (i) Section 8.1 is hereby amended by replacing the term "Issuers" with the term "Parent".

               (ii) Section 8.1 is hereby amended by deleting the last sentence in its entirety.

          (b)  AMENDMENTS TO SECTION 8.2.

               (i) Section 8.2 is hereby amended by replacing the term "Issuers" with the term "Parent".

               (ii) The first line of Section 8.2 is hereby amended by replacing the word "their" and replacing such word with "its".

          (c)  AMENDMENTS TO SECTION 8.4.

               (i) Section 8.4 is hereby amended by replacing the term "Issuers" with the term "Parent".

          (d)  AMENDMENTS TO SECTION 8.5.

               (i) Section 8.5 is hereby amended by replacing the term "Issuers" with the term "Parent".

               (ii) Section 8.5 is hereby amended by deleting the phrase "their respective" each time it appears, and replacing such phrase with "its".

               (iii)The fourth and fifth lines of Section 8.5 are hereby amended by replacing the phrase "any of them", and replacing such phrase with "it".

          2.5  AMENDMENTS TO SECTION 9 - AFFIRMATIVE COVENANTS.

          (a)  AMENDMENTS TO SECTION 9.1.

               (i) The eleventh line of Section 9.1 is hereby amended by deleting the phrase "the Company and its Subsidiaries or".

          (b)  AMENDMENTS TO SECTION 9.3.

               (i) The tenth line of Section 9.3 is hereby amended by deleting the phrase "the Company and its Subsidiaries or".

          (c)  AMENDMENTS TO SECTION 9.5.

               (i) The fifteenth and sixteenth lines of Section 9.5 are hereby amended by deleting the phrase "the Company and its Subsidiaries or".

          (d)  AMENDMENTS TO SECTION 9.6.

               (i) The first line of Section 9.6 is hereby amended by adding the phrase "(unless merged into the Parent or another Prior Issuer)" after the phrase "each Prior Issuer".

          (e)  AMENDMENTS TO SECTION 9.7.    Section 9.7 is hereby deleted in
     its entirety.

          2.6  AMENDMENTS TO SECTION 10 - NEGATIVE COVENANTS.    Section 10 is
hereby amended and restated to read in its entirety as follows:

     10.  NEGATIVE COVENANTS

          Each of the Prior Issuers and the Parent agrees that so long as any of the Notes are outstanding:

     10.1.  TRANSACTIONS WITH AFFILIATES.

          The Parent and each Prior Issuer will not and will not permit any of their respective Subsidiaries to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent or a Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Parent's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     10.2.  PROHIBITED LIENS.

          The Parent and each Prior Issuer will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Parent, any Prior Issuer or any of their respective Subsidiaries, whether now owned or hereafter acquired, or any income profits therefrom, or file or permit the filing of, or permit to remain in effect, any charge, mortgage, finance statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the recording or notice statutes of any jurisdiction, except:

          (a)  Permitted Liens;

          (b)  Liens existing as of the date hereof and described in
          Schedule 10.2 annexed hereto; PROVIDED that to the extent any such Lien secures any greater amount of Indebtedness than the respective amount thereof set forth on Schedule 10.2, such Lien shall not be permitted by this Section 10.2(b) but only by
          Section 10.2(g);

          (c) Liens created or incurred after the date hereof by the Parent or any of its Subsidiaries on assets useful and intended to be used in carrying on the business of the Parent and its Subsidiaries (subject to Section 10.3), securing the purchase price, or cost of construction or improvement, thereof; PROVIDED, HOWEVER, that (i) the Liens shall attach solely to assets purchased or constructed, (ii) the Liens shall be created within twelve months of the date of the acquisition, purchase, construction or improvement of the assets to which the Liens attached, and (iii) at the time of acquisition, purchase, construction or improvement of such assets, the unpaid principal amount of all Indebtedness secured by such Liens on such assets (whether or not assumed by the Parent or a Subsidiary) shall not exceed an amount equal to the lesser of (A) the purchase price, or the cost of construction or improvement, of such assets incurred by the Parent or any of its Subsidiaries and (B) the fair market value of such assets at the time of acquisition, purchase, construction or improvement of such assets (as determined in good faith by the Board of Directors of the Parent);

          (d) Liens existing on property of a Person immediately prior to its being consolidated with or merged into the Parent or any of its Subsidiaries or immediately prior to its becoming a Subsidiary of the Parent; PROVIDED that to the extent any Lien described in Items 11 through 14 of Schedule 10.2 secures any greater amount of Indebtedness than the respective amount thereof set forth in Schedule 10.2, such Lien shall not be permitted by this Section 10.2(d) but only by Section 10.2(g);

          (e) Liens on assets leased by the Parent or one of its Subsidiaries pursuant to a Capital Lease securing the obligations of the Parent or such Subsidiary under such Capital Lease;

          (f) Liens on assets of a Foreign Subsidiary, created after the date hereof, securing Indebtedness of such Foreign Subsidiary; and

          (g) Liens securing Indebtedness of the Parent or any of its Subsidiaries not described in Section 10.2(a) through 10.2(f) above (the "OTHER LIENS"), PROVIDED that after giving effect to the creation, incurrence or assumption, or after accounting for the existence, of all Other Liens, the aggregate principal amount of all Indebtedness secured by all Other Liens does not exceed 10% of Consolidated Net Worth.

     10.3. SUBSIDIARY INDEBTEDNESS. The Parent will not permit any of its Subsidiaries (including Candle America, Candle Worldwide and PartyLite) to directly or indirectly create, assume, incur or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness for borrowed money except:

          (a) a Subsidiary may become and remain liable with respect to Indebtedness to the Parent or a Wholly-Owned Subsidiary of the Parent;

          (b) the Subsidiaries may remain liable with respect to Indebtedness existing as of the Fourth Amendment Closing Date and described in Schedule 10.3;

          (c) a Subsidiary may remain liable with respect to Indebtedness outstanding at the time such Subsidiary becomes a Subsidiary; PROVIDED that (i) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and
          (ii) immediately after such Subsidiary becomes a Subsidiary, no Default shall exist; PROVIDED that any increase in the amount of the Indebtedness described in Items 11 through 14 of Schedule
          10.3 at such time over the respective amount thereof set forth in
          Schedule 10.3 shall not be permitted by this Section 10.3(c) but only by Section 10.3(g);

          (d) a Subsidiary may become and remain liable with respect to Indebtedness incurred to refinance, in whole or in part, any outstanding Indebtedness permitted under Section 10.3(b) or 10.3(c); PROVIDED, HOWEVER, that the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness so refinanced;

          (e) a Subsidiary may become and remain liable with respect to Indebtedness secured by Liens permitted by Section 10.2; PROVIDED that the recourse of the holders of such Indebtedness in respect thereof shall be limited to the assets subject to such Lien, and such holder shall have no recourse to any other assets of such Subsidiary or to the Parent or any other Subsidiary with respect thereto;

          (f) a Prior Issuer may become and remain liable with respect to Indebtedness which is in all respects pari passu with the obligations of such Prior Issuer under the Loan Documents, provide however, that with respect to PartyLite, a creditor under such Indebtedness shall have entered into an inter-creditor agreement acceptable to the Noteholders; and

          (g) a Subsidiary may become and remain liable after the date hereof with respect to Indebtedness not described in Sections 10.3(a) through 10.3(f) above, PROVIDED that after giving effect to such Subsidiary's creation, assumption, incurrence or guaranty of (or such Subsidiary's becoming liable with respect to), or after accounting for the existence of, such other Indebtedness, the aggregate principal amount of all such Indebtedness of Subsidiaries does not exceed 15% of Consolidated Net Worth.

     10.4. INVESTMENTS. The Parent will not, and will not permit any of its Subsidiaries to, make directly or indirectly any Investment in any Person, including any joint venture, except:

          (a) the Parent and its Subsidiaries may continue to own the Investments owned by them as of the date hereof and described in
          Schedule 10.4;

          (b) the Parent and its Subsidiaries may make and own Investments in any Person which is, or immediately after giving effect to such Investment will become, a Subsidiary of the Parent;

          (c) the Parent and its Subsidiaries may make and own Investments in Cash Equivalents or in money market funds that invest solely in Cash Equivalents; and

          (d) the Parent and its Subsidiaries may make and own Investments not described in Sections 10.4(a) through (c) above, PROVIDED that the aggregate amount of all such Investments does not exceed 15% of Consolidated Net Worth.

     10.5. LEVERAGE RATIO. The Leverage Ratio will not, at any time exceed 2.00 to 1.00.

     10.6. MINIMUM CONSOLIDATED NET WORTH. Consolidated Net Worth will at no time be less than the sum of $160,000,000 plus 50% of Cumulative Positive Net Income plus 50% of Cumulative Equity Proceeds. For purposes of this Section, "CUMULATIVE POSITIVE NET INCOME" means, as of any date, the sum of Consolidated Net Income for each Fiscal Quarter ending after the Fourth Amendment Closing Date (or, in the case of the first such Fiscal Quarter, the period from May 1, 1997 through the end of such Fiscal Quarter, treated as a single period) and on or prior to such date for which such Consolidated Net Income is a positive amount, disregarding any Fiscal Quarter for which Consolidated Net Income is a negative amount and "CUMULATIVE EQUITY PROCEEDS" means, as of any date, the aggregate amount by which Consolidated Net Worth shall have been increased by reason of the issuance of capital stock of the Parent subsequent to April 30, 1997 and on or prior to such date.

     10.7. MERGERS AND SALES OF ASSETS. The Parent will not (i) consolidate or merge with or into any other Person; PROVIDED that the Parent may merge with another Person if (x) the Parent is the corporation surviving such merger and (y) after giving effect to such merger, no Default shall have occurred and be continuing. The Parent will not permit the sale, lease or other transfer, directly or indirectly, of all or any substantial part of the assets of the Parent and its Subsidiaries, taken as a whole, to any other Person or Persons; PROVIDED that the foregoing shall not prohibit the Parent and its Subsidiaries from (i) transferring assets with an aggregate book value of less than $70,000,000 in one or more related or unrelated transactions to one or more Persons in connection with the leasing of such assets from such Person or Persons, (ii) selling inventory in the ordinary course of business, (iii) disposing of obsolete assets no longer used in their respective businesses or (iv) disposing of any assets within twelve months after the acquisition thereof.

     10.8. EXISTING TERM LOANS. Not later than December 31, 1997, the Parent will prepay in full the Existing Term Loans and terminate the related lending facilities.

     10.9. PRIOR ISSUERS. The Parent will maintain ownership free and clear of any Lien of all capital stock of the Prior Issuers from time to time outstanding.

          2.7  AMENDMENTS TO SECTION 11 - EVENTS OF DEFAULT.

          (a)  AMENDMENT TO SECTION 11(a) AND 11(b).

               (i) The first lines of Section 11(a) and 11(b) are hereby amended by deleting the phrase "Issuers default", and replacing such phrase with "Parent defaults".

          (b)  AMENDMENT TO SECTION 11(f).

               (i) Section 11(f) is hereby amended by deleting the dollar figure of "$3,000,000" each time it appears, and replacing such dollar figure with "$5,000,000".

          (c)  AMENDMENTS TO SECTION 11(g).

               (i) The third line of Section 11(g) is hereby amended by deleting the phrase "comprises less than 2% of the Consolidated Net Income" and replacing such phrase with "comprises less than 5% of the Consolidated Net Worth".

          (d)  AMENDMENTS TO SECTION 11(i).

               (i) The second line of Section 11(i) is hereby amended by deleting the dollar figure "$500,000" and replacing such dollar figure with "$5,000,000".

               (ii) The third line of Section 11(i) is hereby amended by adding the phrase "(other than Immaterial Insolvent Subsidiaries)" after the phrase "respective Subsidiaries".

          (e)  AMENDMENTS TO SECTION 11(k).

               (i) The first and second lines of Section 11(k) are hereby amended by deleting the phrase "the Parent seeks ... hereof, or".

               (ii) The fourth line of Section 11(k) is hereby amended by deleting the phrase "or any provision of the Parent Guaranty".

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          2.8  AMENDMENTS TO SECTION 12 - REMEDIES OF DEFAULT, ETC..

          (a)  AMENDMENT TO SECTION 12.4.

               (i) The ninth and tenth lines of Section 12.4 are hereby amended by deleting the phrase ", including Section 13 hereof,".

          2.9  AMENDMENTS TO SECTION 13 - GUARANTY BY PARENT.

          (a) Section 13 is hereby amended by deleting it in its entirety, and replacing such Section with the following:

     13.  INTENTIONALLY DELETED

          2.10 AMENDMENTS TO SECTION 14 - REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

          (a) For all purposes, unless otherwise stated in this Fourth Amendment, reference to each Issuer contained in Section 14 of the Note Agreements shall be deemed to mean the Parent.

          3.0  AMENDMENT TO SECTION 15 - PAYMENTS ON NOTES.

          (a) For all purposes, unless otherwise stated in this Fourth Amendment, reference to each Issuer contained in Section 15 of the Note Agreements shall be deemed to mean the Parent.

          3.1  AMENDMENT TO SECTION 16 - EXPENSES, ETC..

          (a) For all purposes, unless otherwise stated in this Fourth Amendment, each reference to "Issuers" contained in Section 16 shall be deemed to mean "the Parent and the Prior Issuers" and references to "Issuer" shall be deemed to mean "Prior Issuers".

          3.2  AMENDMENT TO SECTION 18 - AMENDMENT AND WAIVER.

          (b)  AMENDMENT TO SECTION 18.2.

               (i) For all purposes, unless otherwise stated in this Fourth Amendment, reference to each Issuer contained in Section 18.2 of the Note Agreements shall be deemed to mean the Parent.

          3.3  AMENDMENT TO SECTION 20 - REPRODUCTION OF DOCUMENTS.

          (a) For all purposes, unless otherwise stated in this Fourth Amendment, reference to each Issuer contained in Section 20 of the Note Agreements shall be deemed to mean the Parent.

          3.4  AMENDMENT TO SECTION 21 - CONFIDENTIAL INFORMATION.

          (a) For all purposes, unless otherwise stated in this Fourth Amendment, reference to the Company contained in Section 21 of the Note Agreements shall be deemed to mean the Prior Issuers.

          (b) The twenty-second line of Section 21 is hereby amended by deleting the term "Company" and replacing such term with "Parent".

          3.7  AMENDMENT TO SECTION 22 - SUBSTITUTION OF PURCHASER.

          (a) For all purposes, unless otherwise stated in this Fourth Amendment, reference to each Issuer contained in Section 22 of the Note Agreements shall be deemed to mean the Parent.


SECTION 3  AMENDMENTS TO EXHIBITS AND SCHEDULES.

          (a) Effective on the Fourth Amendment Closing Date, the form of Note attached to the Note Agreements as Exhibit 1 is hereby amended to read as set forth on Exhibit A attached to this Fourth Amendment.

          (b) Effective on the Fourth Amendment Closing Date, the form of Subsidiary Guaranty attached to the Note Agreements as Exhibit 4.7 is hereby amended to read as set forth on Exhibit B attached to this Fourth Amendment.

          (c) Effective on the Fourth Amendment Closing Date, the form of Compliance Certificate attached to the Note Agreements as Exhibit 7.2 is hereby amended to read as set forth on Exhibit C attached to this Fourth Amendment.

          (d) Effective on the Fourth Amendment Closing Date, the Schedule 5.4 attached to the Note Agreements is hereby amended to read as set forth on Exhibit D attached to this Fourth Amendment.

          (e) Effective on the Fourth Amendment Closing Date, Schedule B to the Note Agreements is hereby amended by including the following definitions:

               "ACQUISITION" means an acquisition by the Parent or any of its Consolidated Subsidiaries of a company, a division, a location or a line of business or of all or substantially all of the assets of any of the foregoing.

               "CANDLE WORLDWIDE" means Candle Corporation Worldwide, Inc., a Delaware corporation.

               "CONSOLIDATED DEBT" means at any date the Indebtedness of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

               "CONSOLIDATED EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in the determination thereof, interest expense, depreciation and amortization expense and provision for income taxes. Consolidated EBITDA for any four-quarter period will be adjusted on a historical pro forma basis to reflect any Acquisition closed during such period as if such Acquisition had been closed on the first day of such period.

               "CONSOLIDATED NET WORTH" means at any date the consolidated stockholders' equity of the Parent and its Consolidated Subsidiaries, determined as of such date.

               "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Parent in its consolidated financial statements if such statements were prepared as of such date.

               "EXISTING TERM LOANS" means the term loan facilities identified as Items 2 and 3 in Schedule 10.2.

               "FISCAL QUARTER" means a consolidated fiscal quarter of the Parent and its Subsidiaries ending on a Quarterly Date.

               "FOREIGN SUBSIDIARY" means any Subsidiary organized outside the United States and conducting substantially all its business outside the United States.

               "LEVERAGE RATIO" means, at any date, the ratio of (i) Consolidated Debt at such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

               "PRIOR ISSUERS" means Candle Worldwide, Candle America and PartyLite.

               "QUARTERLY DATE" means each January 31, April 30, July 31 and October 31, commencing with January 31, 1998.

          (f) Effective on the Fourth Amendment Closing Date, Schedule B to the Note Agreements is hereby amended by deleting the definitions listed below and replacing such definitions with the following:

               "CASH EQUIVALENTS" means (a) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of issuance thereof; (b) obligations of a municipality, a state, a territory or a possession of the United States, or any political subdivision of any of the foregoing or of the District of Columbia as described in Section 103(a) of the Code if these investments are rated at least AA- by Standard & Poor's Ratings Services or its equivalent by another nationally recognized credit rating agency or are secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or by insurance provided by a bond insurance company whose debt is rated at least AA- by Standard & Poor's Ratings Services or its equivalent by another nationally recognized credit rating agency; (c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having the highest rating by a nationally recognized credit rating agency; (d) investments in short term asset management accounts offered by any bank described in clause (e) of this definition for the purpose of investing in loans to a corporation (other than an Affiliate of the Parent or any of its Subsidiaries) organized under the laws of the United States of America or any state thereof or the District of Columbia and rated at least A-1 by Standard and Poor's Ratings Services are at least P-1 by Moody's Investors Service, Inc.;
          (e) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital, surplus and undivided profits of not less than $250,000,000 and (f) tax exempt and tax advantaged auction rate products issued by financial institutions and rated at least AA- by Standard & Poor's Ratings Services or its equivalent by another nationally recognized credit rating agency.

               "IMMATERIAL SUBSIDIARY" means, at any time, any Subsidiary of the Parent having consolidated assets at such time in an amount less than 5% of Consolidated Net Worth at such time.

               "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

               (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;
               (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
               (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;
               (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
               (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); PROVIDED that for purposes of the definition of "Consolidated Debt", contingent liabilities in respect of undrawn amounts under letters of credit shall be excluded;
               (f)  Swaps of such Person; and
               (g) any Guaranty of such Person with respect to liabilities of a type described in any clauses (a) through (f) hereof.

               Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof not withstanding that any such obligations is deemed to be extinguished under GAAP.

               "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock issued by a direct or indirect Subsidiary of the Parent; stockholder agreements, voting trust agreements and all similar arrangements in which any mortgage, lien, pledge, charge or security interest is granted with respect to such stock).

               "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries taken as a whole.

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE PRIOR ISSUERS AND THE PARENT.

          4.1 To induce the Noteholders to execute and deliver this Fourth Amendment (which representations shall survive the execution and delivery of this Fourth Amendment), each of the Prior Issuers and the Parent, jointly and severally, represents and warrants to the Noteholders that:

               (a) the Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; this Fourth Amendment and the Assumption Agreement have been duly authorized, executed and delivered by the Prior Issuers and the Parent, respectively, and constitute the legal, valid and binding obligation, contract and agreement of the Prior Issuers and the Parent, respectively, enforceable against each of them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

               (b) each of the Amended and Restated Notes has been duly authorized, executed and delivered by the Parent, constitutes the legal, valid and binding obligation, contract and agreement of the Parent, enforceable against the Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

               (c) the Guaranty Agreement has been duly authorized, executed and delivered by the Prior Issuers and constitutes the legal, valid and binding obligation, contract and agreement of the Prior Issuers enforceable against the Prior Issuers in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

               (d) the Note Agreements, as amended by this Fourth Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Prior Issuers and the Parent, respectively, enforceable against each of them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

               (e) the execution, delivery and performance by the Prior Issuers and the Parent, respectively, of this Fourth Amendment, the Assumption Agreement and the Guaranty Agreements, as applicable, and the performance by the Prior Issuers and the Parent, as applicable, of the Note Agreements and the Amended and Restated Notes (i) have been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or their respective articles of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon either of them, or (3) any provision of any material indenture, agreement or other instrument to which either of them is a party or by which either of their properties or assets are or may be bound, including, without limitation, that certain Credit Agreement dated as of October 17, 1997 among the Parent, the banks listed therein, Morgan Guaranty Trust Company of New York, as

     Documentation Agent and Bank of America National Trust and Savings Association, as Administrative Agent or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause
     (iii)(A)(3) of this Section 4.1(e);

               (f) as of the date hereof and after giving effect to this Fourth Amendment and the consummation of the transactions contemplated hereby, no Default or Event of Default has occurred which is continuing; and

               (g) all the representations and warranties contained in Section 5 of the Note Agreements (excluding Section 5.3) are true and correct in all material respects with the same force and effect as if made by the Prior Issuers and the Parent on and as of the date hereof.


SECTION 5 CONDITIONS TO EFFECTIVENESS OF THIS FOURTH AMENDMENT.

          5.1 This Fourth Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied (the date on which such conditions are satisfied being the "Fourth Amendment Closing Date"):

               (a) executed counterparts of this Fourth Amendment, duly executed by the Prior Issuers, the Parent and the holders of 100% of the outstanding principal amount of the Notes, shall have been delivered to the Noteholders;

               (b) the Noteholders shall have received originally executed copies of (i) the Assumption Agreement, executed by the Prior Issuers and the Parent, (ii) Amended and Restated Notes in the form of Exhibit A attached hereto, in the principal amount of the Notes, executed by the Parent and (iii) the Guaranty Agreements, executed by the Prior Issuers;

               (c) the Noteholders shall have received evidence satisfactory to the Required Holders that the Morgan Credit Agreement is in full force and effect;

               (d) the Noteholders shall have received (i) a copy of the Certificate of Incorporation of the Parent and a good standing certificate for the Parent, each certified by the Secretary of State of the State of Delaware, and (ii) a copy of the Bylaws of the Parent, certified by the Secretary of the Parent;

               (e) the Noteholders shall have received a copy of the resolutions of the Boards of Directors of each of the Prior Issuers and the Parent authorizing the execution, delivery and performance by the Prior Issuers and the Parent of this Fourth Amendment, the Assumption Agreement, the Amended and Restated Notes and the Guaranty Agreements, as applicable, and the performance by the Prior Issuers and the

     Parent, of the Note Agreements, as amended by this Fourth Amendment, certified by its Secretary or an Assistant Secretary;

               (f) the Noteholders shall have received (i) a certificate of the Secretary of the Prior Issuers stating that there have been no amendments to the Prior Issuers' respective articles of incorporation or Bylaws since July 7, 1995, and (ii) a signature and incumbency certificate of the Prior Issuers and the Parent;

               (g) the representations and warranties of the Prior Issuers and the Parent set forth in Section 4 hereof shall be true and correct on and as of the date hereof and as of the Fourth Amendment Closing Date, and the Noteholders shall have received an Officer's Certificate of the Prior Issuers and the Parent to such effect;

               (h) the Noteholders shall have received the favorable opinion of counsel to the Prior Issuers and the Parent as to the matters set forth in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) and 4.1(e) hereof, and as to such other matters as the Required Holders may reasonably request, which opinion shall be in form and substance satisfactory to the Required Holders; and

               (i) The Prior Issuers and the Parent shall have paid the reasonable fees and expenses of O'Melveny & Myers LLP, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Fourth Amendment and the Exhibits hereto.

               (j) The Prior Issuers and the Parent shall have paid (i) a fee of $5,600 to Connecticut General Life Insurance Company, (ii) a fee of $1,200 to Life Insurance Company of North America, (iii) a fee of $1,200 to Connecticut General Life Insurance Company, on behalf of one or more separate accounts and (iv) a fee of $2,000 to United of Omaha Life Insurance Company.

          Upon receipt of all of the foregoing, this Fourth Amendment shall become effective.


SECTION 6 MISCELLANEOUS.

          6.1 This Fourth Amendment shall be construed in connection with and as part of each of the Note Agreements, and except as modified and expressly amended by this Fourth Amendment, all terms, conditions and covenants contained in the Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

          6.2 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fourth Amendment may refer to the Note Agreements without making specific reference to this Fourth Amendment but nevertheless all such references shall include this Fourth Amendment unless the context otherwise requires.

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

          6.3 The descriptive headings of the various Sections or parts of this Fourth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          6.4 This Fourth Amendment shall be governed by and construed in accordance with New York law.

          6.5 The execution hereof by the parties hereto shall constitute a contract between such parties for the uses and purposes herein set forth. This Fourth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.


                     (Remainder of page intentionally left blank)

          In witness whereof, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the date first written above.



                              BLYTH INDUSTRIES, INC.


                              By   /s/ Howard E. Rose
                                   _____________________________
                                   Howard E. Rose
                                   Chief Financial Officer


                              CANDLE CORPORATION WORLDWIDE, INC.


                              By   /s/ Howard E. Rose
                                   _____________________________
                                   Howard E. Rose
                                   Vice President, Chief Financial Officer
                                   and Treasurer


                              CANDLE CORPORATION OF AMERICA


                              By   /s/ Howard E. Rose
                                   _____________________________
                                   Howard E. Rose
                                   Senior Vice President and Treasurer


                              PARTYLITE GIFTS, INC.


                              By   /s/ Howard E. Rose
                                   _____________________________
                                   Howard E. Rose
                                   Vice President and Treasurer

The foregoing is hereby
agreed to as of the
date thereof.

CONNECTICUT GENERAL LIFE
INSURANCE COMPANY

By:  CIGNA INVESTMENTS, INC.


     By  /s/ James R. Kuzemchak
         ______________________
     Name:   James R. Kuzemchak
     Title:  Managing Director

The foregoing is hereby
agreed to as of the
date thereof.

CONNECTICUT GENERAL LIFE
INSURANCE COMPANY, on
behalf of one or more
separate accounts

BY:  CIGNA INVESTMENTS, INC.


     By  /s/ James R. Kuzemchak
         ______________________
     Name:   James R. Kuzemchak
     Title:  Managing Director

The foregoing is hereby
agreed to as of the
date thereof.

LIFE INSURANCE COMPANY OF
NORTH AMERICA

BY:  CIGNA INVESTMENTS, INC.


     By  /s/ James R. Kuzemchak
         ______________________
     Name:   James R. Kuzemchak
     Title:  Managing Director

The foregoing is hereby
agreed to as of the
date thereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY


By     /s/ Kent Knudsen
       ________________
Name:  Kent Knudsen
Title: Vice President


                                       S-2